Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Warren Kneeshaw
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Third Quarter Fiscal 2010 Results
Revenues $2.7 Billion, EPS $0.47
Pro Forma EPS $0.57
Reports Record MSM Shipments; Raises Financial Guidance
SAN DIEGO — July 21, 2010 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the third quarter of fiscal 2010 ended June 27, 2010.
“Our financial performance this quarter exceeded our prior expectations, driven by record MSM chipset shipments, favorable product mix and continued strong demand for 3G devices around the world,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Looking forward, we continue to see healthy CDMA-based device growth of approximately 23 percent in calendar year 2010, and are raising both our revenue and earnings guidance for the fiscal year.”
Third Quarter Results (GAAP)
•	Revenues: $2.71 billion, down 2 percent year-over-year and up 2 percent sequentially.

•	Operating income: $792 million, down 11 percent year-over-year and up 2 percent sequentially.

•	Net income: $767 million, up 4 percent year-over-year and down 1 percent sequentially.

•	Diluted earnings per share: $0.47, up 7 percent year-over-year and 2 percent sequentially.

•	Effective tax rate: 21 percent for the quarter.

•	Operating cash flow: $951 million, down 13 percent year-over-year; 35 percent of revenues.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 2 of 17
•	Return of capital to stockholders: $1.49 billion, including $309 million, or $0.19 per share, of cash dividends paid, and $1.18 billion to repurchase 32.4 million shares of our common stock.
Pro Forma Third Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain tax items that are not related to the current year and acquired in-process research and development (R&D) expense.
•	Revenues: $2.70 billion, down 2 percent year-over-year and up 1 percent sequentially.

•	Operating income: $991 million, down 12 percent year-over-year and 7 percent sequentially.

•	Net income: $936 million, up 4 percent year-over-year and down 5 percent sequentially.

•	Diluted earnings per share: $0.57, up 6 percent year-over-year and down 3 percent sequentially. The current quarter excludes $0.07 loss per share attributable to certain share-based compensation and $0.03 loss per share attributable to certain tax items.

•	Effective tax rate: 19 percent for the quarter.

•	Free cash flow: $954 million, down 8 percent year-over-year; 35 percent of revenues (defined as net cash from operating activities less capital expenditures).
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and pro forma results are included at the end of this news release.
Third Quarter Key Business Metrics
•	CDMA-based Mobile Station ModemTM (MSMTM) shipments: approximately 103 million units, up 10 percent year-over-year and 11 percent sequentially.

•	March quarter total reported device sales: approximately $25.2 billion, up 19 percent year-over-year and down 9 percent sequentially.
•	March quarter estimated CDMA-based device shipments: approximately 134 to 138 million units at an estimated average selling price of approximately $183 to $189 per unit.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 3 of 17
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $17.6 billion at the end of the third quarter of fiscal 2010, compared to $18.2 billion at the end of the second quarter of fiscal 2010 and $15.7 billion a year ago. On July 8, 2010, we announced a cash dividend of $0.19 per share payable on September 24, 2010 to stockholders of record as of August 27, 2010.
Research and Development

		Share-Based	In-Process
($ in millions)	Pro Forma	Compensation	R&D	QSI	GAAP

Third quarter fiscal 2010	$546	$74	$—	$29	$649
As a % of revenues	20%			N/M	24%
Third quarter fiscal 2009	$523	$72	$—	$23	$618
As a % of revenues	19%			N/M	22%
Year-over-year change ($)	4%	3%	N/M	26%	5%
N/M — Not Meaningful
Pro forma R&D expenses increased 4 percent year-over-year, primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, and other initiatives to support the acceleration of advanced wireless products and services. QSI R&D expenses were primarily related to our FLO TV™ subsidiary.
Selling, General and Administrative

		Share-Based
($ in millions)	Pro Forma	Compensation	QSI	GAAP

Third quarter fiscal 2010	$321	$65	$(26)	$360
As a % of revenues	12%		N/M	13%
Third quarter fiscal 2009	$285	$68	$24	$377
As a % of revenues	10%		N/M	14%
Year-over-year change ($)	13%	(4%)	(208%)	(5%)
Pro forma selling, general and administrative (SG&A) expenses increased 13 percent year-over-year primarily due to an increase in patent-related costs. Third quarter fiscal 2010 QSI SG&A expenses included a $62 million gain on the sale of our Australia spectrum license. Other QSI SG&A expenses increased by $12 million primarily due to selling and marketing expenses related to FLO TV.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 4 of 17
Effective Income Tax Rate
Our fiscal 2010 effective income tax rates are estimated to be approximately 20 percent for GAAP and approximately 20 to 21 percent for pro forma. Our estimate of the fiscal 2010 GAAP effective tax rate includes tax expense of approximately $130 million that arises because deferred revenue related to the 2008 license and settlement agreements with Nokia is taxable in fiscal 2010, but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower as a result of California tax legislation enacted in 2009. During the third quarter of fiscal 2010, we recorded $20 million of tax expense as a result of prior year tax audits completed during the third fiscal quarter. The tax expense related to these items was excluded from our pro forma results to provide a clearer understanding of our ongoing tax rate and after tax earnings.
Qualcomm Strategic Initiatives
The QSI segment is composed of our strategic investments, including FLO TV and the Broadband Wireless Access (BWA) spectrum recently won in the auction in India. GAAP results for the third quarter of fiscal 2010 included a net loss of $4 million for the QSI segment. The third quarter of fiscal 2010 QSI results included $118 million in operating expenses, primarily related to FLO TV, partially offset by a $62 million gain on the sale of our Australia spectrum license. In June 2010, in connection with the India BWA spectrum purchase, we entered into a bank loan agreement that is payable in full in Indian rupees in December 2010. At the end of the third quarter of fiscal 2010, the carrying value of the loan was $1.06 billion.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
Our outlook does not include provisions for the consequences of injunctions, damages or fines related to any pending legal matters unless awarded or imposed by a court, governmental entity or other regulatory body. In addition, due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 5 of 17
or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items.
The following table summarizes GAAP and pro forma guidance based on the current business outlook. The pro forma business outlook presented below is consistent with the presentation of pro forma results elsewhere herein.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 6 of 17
The following estimates are approximations and are based on the current business outlook:
Qualcomm’s Business Outlook Summary
FOURTH FISCAL QUARTER

	Q4 FY09		Current Guidance
	Results		Q4 FY10 Estimates
Pro Forma
Revenues	$2.68B		$2.67B - $2.93B
Year-over-year change			even - increase 9%
Diluted earnings per share (EPS)	$0.48		$0.55 - $0.59
Year-over-year change			increase 15% - 23%
GAAP
Revenues	$2.69B		$2.67B - $2.93B
Year-over-year change			decrease 1% - increase 9%
Diluted EPS	$0.48		$0.39 - $0.43
Year-over-year change			decrease 10% - 19%
Diluted EPS attributable to QSI	($0.05)		($0.07)
Diluted EPS attributable to share-based compensation	($0.05)		($0.07)
Diluted EPS attributable to certain tax items (1)	$0.09		($0.02)
Metrics
MSM shipments	approx. 91M		approx. 106M - 111M
Year-over-year change			increase 16% - 22%
Total reported device sales (2)	$24.9B	*	$26.5B - $28.5B *
Est. CDMA-based devices shipped (2)	approx. 120M- 124M	*	not provided
Est. CDMA-based device average selling price (2)	approx. $200-$206	*	not provided

*	Est. sales in June quarter, reported in September quarter
FISCAL YEAR

	FY 2009	Prior Guidance	Current Guidance
	Results	FY 2010 Estimates	FY 2010 Estimates
Pro Forma
Revenues	$10.39B	$10.4B - $11.0B	$10.7B - $11.0B
Year-over-year change		even - increase 6%	increase 3% - 6%
Diluted EPS	$1.31	$2.21 - $2.32	$2.33 - $2.37
Year-over-year change		increase 69% - 77%	increase 78% - 81%
GAAP
Revenues	$10.42B	$10.4B - $11.0B	$10.7B - $11.0B
Year-over-year change		even - increase 6%	increase 3% - 6%
Diluted EPS	$0.95	$1.71 - $1.82	$1.82 - $1.86
Year-over-year change		increase 80% - 92%	increase 92% - 96%
Diluted EPS attributable to QSI	($0.15)	($0.15)	($0.15)
Diluted EPS attributable to share-based compensation	($0.27)	($0.27)	($0.27)
Diluted EPS attributable to certain tax items (1)	$0.07	($0.08)	($0.09)
Metrics
Est. fiscal year* CDMA-based device average selling price range (2)	approx. $202 - $208	approx. $182 - $188	approx. $184 - $188

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (2)

		Prior Guidance	Current Guidance
	Calendar 2009	Calendar 2010	Calendar 2010
	Estimates	Estimates	Estimates
Est. CDMA-based device shipments
March quarter	approx. 106M - 110M	not provided	approx. 134M - 138M
June quarter	approx. 120M - 124M	not provided	not provided
September quarter	approx. 126M - 130M	not provided	not provided
December quarter	approx. 148M - 152M	not provided	not provided
Est. Calendar year range (approx.)	500M - 516M	600M - 650M	600M - 650M
	Midpoint	Midpoint	Midpoint
Est. total CDMA-based units	approx. 508M	approx. 625M	approx. 625M
Est. CDMA units	approx. 213M	approx. 236M	approx. 236M
Est. WCDMA units	approx. 295M	approx. 389M	approx. 389M

(1)	The estimate of our fiscal 2010 GAAP effective tax rate includes tax expense of approximately $130 million that arises because deferred revenue related to the 2008 license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower as a result of California tax legislation enacted in 2009.

(2)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period. The reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that is reported with the activity for the particular period. For results using assumptions in effect for quarters prior to the second quarter of fiscal 2010, please refer to the “Changes to QTL Metrics” table of our April 21, 2010 earnings release that was furnished to the Securities and Exchange Commission on Form 8-K.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 7 of 17
Results of Business Segments (in millions, except per share data):

				Pro Forma
				Reconciling Items	Pro Forma	Share-Based	Tax Items	In-Process
SEGMENTS	QCT	QTL	QWI	(1)(5)	(5)	Compensation (2)	(3)	R&D	QSI (4)	GAAP (5)
Q3 — FISCAL 2010
Revenues	$1,691	$847	$162	$—	$2,700	$—	$—	$—	$6	$2,706
Change from prior year	(5%)	5%	9%	N/M	(2%)				(33%)	(2%)
Change from prior quarter	10%	(13%)	7%	N/M	1%				200%	2%
Operating income (loss)					$991	($149)	$—	$—	($50)	$792
Change from prior year					(12%)	1%		N/A	35%	(11%)
Change from prior quarter					(7%)	3%		N/M	62%	2%
EBT	$404	$673	$6	$78	$1,161	($149)	$—	$—	($41)	$971
Change from prior year	(26%)	2%	N/M	N/M	(3%)	1%		N/A	38%	(1%)
Change from prior quarter	17%	(18%)	N/M	N/M	(8%)	3%		N/M	70%	1%
EBT as a % of revenues	24%	79%	4%	N/M	43%	N/M		N/M	N/M	36%
Net income (loss)					$936	($111)	($54)	$—	($4)	$767
Change from prior year					4%	13%	N/A	N/A	90%	4%
Change from prior quarter					(5%)	(13%)	N/M	N/M	95%	(1%)
Diluted EPS					$0.57	($0.07)	($0.03)	$—	$—	$0.47
Change from prior year					6%	13%	N/A	N/A	N/M	7%
Change from prior quarter					(3%)	(17%)	N/M	N/M	N/M	2%
Diluted shares used					1,642	1,642	1,642	1,642	1,642	1,642

Q2 — FISCAL 2010
Revenues	$1,537	$974	$152	($2)	$2,661	$—	$—	$—	$2	$2,663
Operating income (loss)					1,065	(154)	—	(3)	(132)	776
EBT	344	821	(1)	94	1,258	(154)	—	(3)	(136)	965
Net income (loss)					989	(98)	(33)	(3)	(81)	774
Diluted EPS					$0.59	($0.06)	($0.02)	$—	($0.05)	$0.46
Diluted shares used					1,678	1,678	1,678	1,678	1,678	1,678

Q3 — FISCAL 2009
Revenues	$1,786	$807	$148	$3	$2,744	$—	$—	$—	$9	$2,753
Operating income (loss)					1,122	(151)	—	—	(77)	894
EBT	548	663	(3)	(7)	1,201	(151)	—	—	(66)	984
Net income (loss)					903	(127)	—	—	(39)	737
Diluted EPS					$0.54	($0.08)	$—	$—	($0.02)	$0.44
Diluted shares used					1,675	1,675	1,675	1,675	1,675	1,675

Q4 — FISCAL 2009
Revenues	$1,699	$837	$146	$1	$2,683	$—	$—	$—	$7	$2,690
Operating income (loss)					831	(148)	—	—	(86)	597
EBT	508	693	(5)	(211)	985	(148)	—	—	(95)	742
Net income (loss)					811	(85)	155	—	(78)	803
Diluted EPS					$0.48	($0.05)	$0.09	$—	($0.05)	$0.48
Diluted shares used					1,688	1,688	1,688	1,688	1,688	1,688

9 MONTHS — FISCAL 2010
Revenues	$4,835	$2,738	$456	$1	$8,030	$—	$—	$—	$9	$8,039
Change from prior year	9%	(1%)	(8%)	N/M	4%				(59%)	4%
Operating income (loss)					$3,189	($453)	$—	($3)	($286)	$2,447
Change from prior year					37%	(4%)		N/M	(14%)	50%
EBT	$1,173	$2,266	$14	$274	$3,727	($453)	$—	($3)	($283)	$2,988
Change from prior year	26%	(5%)	(44%)	N/M	83%	(4%)		N/M	(6%)	124%
Net income (loss)					$2,967	($322)	($119)	($3)	($141)	$2,382
Change from prior year					116%	13%	N/M	N/M	19%	202%
Diluted EPS					$1.78	($0.19)	($0.07)	$—	($0.08)	$1.43
Change from prior year					117%	14%	N/M	N/M	20%	204%
Diluted shares used					1,670	1,670	1,670	1,670	1,670	1,670

9 MONTHS — FISCAL 2009
Revenues	$4,436	$2,769	$494	$5	$7,704	$—	$—	$—	$22	$7,726
Operating income (loss)					2,323	(436)	—	(6)	(251)	1,630
EBT	933	2,376	25	(1,292)	2,042	(436)	—	(6)	(266)	1,334
Net income (loss)					1,376	(370)	(36)	(6)	(174)	790
Diluted EPS					$0.82	($0.22)	($0.02)	$—	($0.10)	$0.47
Diluted shares used					1,668	1,668	1,668	1,668	1,668	1,668

FISCAL YEAR 2009
Revenues	$6,135	$3,605	$641	$6	$10,387	$—	$—	$—	$29	$10,416
Operating income (loss)					3,153	(584)	—	(6)	(337)	2,226
EBT	1,441	3,068	20	(1,502)	3,027	(584)	—	(6)	(361)	2,076
Net income (loss)					2,187	(455)	118	(6)	(252)	1,592
Diluted EPS					$1.31	($0.27)	$0.07	$—	($0.15)	$0.95
Diluted shares used					1,673	1,673	1,673	1,673	1,673	1,673

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 8 of 17

(1)	Pro forma reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Pro forma reconciling items related to earnings before taxes consist primarily of certain investment income or losses, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	During the first, second and third quarters of fiscal 2010, the Company recorded $32 million, $33 million and $32 million in state tax expense, respectively, or $0.02 diluted loss per share for each quarter, that arises because deferred revenue related to the license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower. During the third quarter of fiscal 2010, the Company recorded $22 million of tax expense, or $0.01 diluted loss per share, as a result of prior year tax audits completed during the third quarter.

(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

(5)	Fiscal 2009 results included a $783 million charge related to a litigation settlement and patent agreement with Broadcom Corporation, including $748 million recorded in the second quarter of fiscal 2009 and $35 million recorded in the fourth quarter of 2009. The fourth quarter of fiscal 2009 results also included a $230 million charge related to a fine that had been announced by the Korea Fair Trade Commission.

N/M — Not Meaningful

Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s third quarter fiscal 2010 earnings conference call will be broadcast live on July 21, 2010 beginning at 1:45 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 21, 2010, beginning at approximately 5:30 p.m. PT through August 21, 2010 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 83946397. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at: http://investor.qualcomm.com/results.cfm
Qualcomm Incorporated (Nasdaq: QCOM) is the world leader in next-generation mobile technologies. For 25 years, Qualcomm ideas and inventions have driven the evolution of

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 9 of 17
wireless communications, connecting people more closely to information, entertainment and each other. Today, Qualcomm technologies are powering the convergence of mobile communications and consumer electronics, making wireless devices and services more personal, affordable and accessible to people everywhere. For more information, please visit www.qualcomm.com
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain share-based compensation, certain tax items and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Further, share-based compensation related to stock options is affected by factors that are subject to change, including the Company’s stock price, stock

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 10 of 17
market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each fiscal year presented, but were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing pro forma tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and pro forma results are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of, and demand for, our technologies in wireless networks and of wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA, TD-SCDMA and OFDMA both domestically and internationally; the uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 11 of 17
governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on major customers and licensees; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; foreign currency fluctuations; strategic investments and transactions we have or may pursue; the development, deployment and commercial acceptance of the FLO TV network and MediaFLO™ technology; the development and commercial acceptance of the mirasol® display technology; as well as the other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the year ended September 27, 2009 and most recent Form 10-Q. The Company undertakes no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. FLO TV and MediaFLO are trademarks of Qualcomm Incorporated. mirasol is a registered trademark of Qualcomm MEMS Technologies, Inc. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 12 of 17
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 27, 2010
			Share-Based
	Pro Forma		Compensation		Tax Items		QSI	GAAP
Revenues:
Equipment and services	$1,766		$—		$—		$6	$1,772
Licensing and royalty fees	934		—		—		—	934

Total revenues	2,700		—		—		6	2,706

Operating expenses:
Cost of equipment and services revenues	842		10		—		53	905
Research and development	546		74		—		29	649
Selling, general and administrative	321		65		—		(26)	360

Total operating expenses	1,709		149		—		56	1,914

Operating income (loss)	991		(149)		—		(50)	792

Investment income (loss), net	170	(a)	—		—		9 (b)	179

Income (loss) before income taxes	1,161		(149)		—		(41)	971
Income tax (expense) benefit	(225	)(c)	38	(h)	(54	)(e)	37 (d)	(204	)(c)

Net income (loss)	$936		$(111)		$(54)		$(4)	$767

Earnings (loss) per common share:
Diluted	$0.57		$(0.07)		$(0.03)		$(0.00)	$0.47

Shares used in per share calculations:
Diluted	1,642		1,642		1,642		1,642	1,642

Supplemental Financial Data:
Operating Cash Flow	$1,051		$(3	)(g)	$—		$(97)	$951
Operating Cash Flow as a % of Revenues	39%						N/M	35%
Free Cash Flow (f)	$954		$(3	)(g)	$—		$(117)	$834
Free Cash Flow as a % of Revenues	35%						N/M	31%

(a)	Included $127 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, and $78 million in net realized gains on investments, partially offset by $28 million in other-than-temporary losses on investments, $5 million in interest expense and $2 million in losses on derivatives.

(b)	Included $14 million in net realized gains on investments, $4 million in interest and dividend income related to cash, cash equivalents and marketable securities and $1 million in equity in earnings of investees, partially offset by $9 million in interest expense and $1 million in other-than-temporary losses on investments.

(c)	The third quarter of fiscal 2010 effective tax rates were 21% for GAAP and 19% for pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

(e)	During the third quarter of fiscal 2010, the Company recorded (i) a $32 million state tax expense, or $0.02 diluted loss per share, that arises because deferred revenue related to the license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower, and (ii) a $22 million tax expense, or $0.01 diluted loss per share, as a result of prior year tax audits completed during the third quarter of fiscal 2010.

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the three months ended June 27, 2010, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

(h)	The third quarter of fiscal 2010 tax benefit related to share-based compensation includes a $2 million tax benefit as a result of prior year tax audits completed during the third quarter of fiscal 2010.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 13 of 17
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Nine Months Ended June 27, 2010
			Share-Based		Tax		In-Process
	Pro Forma		Compensation		Items		R&D	QSI	GAAP
Revenues:
Equipment and services	$5,021		$—		$—		$—	$9	$5,030
Licensing and royalty fees	3,009		—		—		—	—	3,009

Total revenues	8,030		—		—		—	9	8,039

Operating expenses:
Cost of equipment and services revenues	2,345		30		—		—	154	2,529
Research and development	1,594		221		—		3	74	1,892
Selling, general and administrative	902		202		—		—	67	1,171

Total operating expenses	4,841		453		—		3	295	5,592

Operating income (loss)	3,189		(453)		—		(3)	(286)	2,447
Investment income (loss), net	538	(a)	—		—		—	3 (b)	541

Income (loss) before income taxes	3,727		(453)		—		(3)	(283)	2,988
Income tax (expense) benefit	(760	)(c)	131	(h)	(119	)(e)	—	142 (d)	(606	)(c)

Net income (loss)	$2,967		$(322)		$(119)		$(3)	$(141)	$2,382

Earnings (loss) per common share:
Diluted	$1.78		$(0.19)		$(0.07)		$(0.00)	$(0.08)	$1.43

Shares used in per share calculations:
Diluted	1,670		1,670		1,670		1,670	1,670	1,670

Supplemental Financial Data:
Operating Cash Flow	$3,297		$(34	) (g)	$—		$—	$(280)	$2,983
Operating Cash Flow as a % of Revenues	41%							N/M	37%
Free Cash Flow (f)	$3,048		$(34	)(g)	$—		$—	$(344)	$2,670
Free Cash Flow as a % of Revenues	38%							N/M	33%

(a)	Included $401 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, and $249 million in net realized gains on investments, partially offset by $94 million in other-than-temporary losses on investments, $15 million in interest expense and $3 million in losses on derivatives.

(b)	Included $25 million in net realized gains on investments and $4 million in interest and dividend income related to cash, cash equivalents and marketable securities, partially offset by $15 million in interest expense, $8 million in other-than-temporary losses on investments and $3 million in equity in losses of investees.

(c)	The effective tax rates for the first nine months of fiscal 2010 were 20% for both GAAP and pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

(e)	During the first nine months of fiscal 2010, the Company recorded (i) a $97 million state tax expense, or $0.06 diluted loss per share, that arises because deferred revenue related to the license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower, and (ii) a $22 million tax expense, or $0.01 diluted loss per share, as a result of prior year tax audits completed during the third quarter of fiscal 2010.

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the nine months ended June 27, 2010, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

(h)	The first nine months of fiscal 2010 tax benefit related to share-based compensation includes a $2 million tax benefit as a result of prior year tax audits completed during the third quarter of fiscal 2010.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 14 of 17
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended June 27, 2010
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$1,051	$(3	) (a)	$—	$—	$(97)	$951
Less: capital expenditures	(97)	—		—	—	(20)	(117)

Free cash flow	$954	$(3)		$—	$—	$(117)	$834

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$104	$—		$—	$—	$(104)	$—
Cash transfers to QSI (2)	(133)	—		—	—	133	—

Net cash transfers	$(29)	$—		$—	$—	$29	$—

	Nine Months Ended June 27, 2010
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$3,297	$(34	) (a)	$—	$—	$(280)	$2,983
Less: capital expenditures	(249)	—		—	—	(64)	(313)

Free cash flow	$3,048	$(34)		$—	$—	$(344)	$2,670

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$117	$—		$—	$—	$(117)	$—
Cash transfers to QSI (2)	(376)	—		—	—	376	—

Net cash transfers	$(259)	$—		$—	$—	$259	$—

(1)	Cash from sale of equity investments and Australia spectrum license.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended June 28, 2009
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$1,157	$(22	) (a)	$—	$—	$(48)	$1,087
Less: capital expenditures	(118)	—		—	—	(31)	(149)

Free cash flow	$1,039	$(22)		$—	$—	$(79)	$938

	Nine Months Ended June 28, 2009
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$6,145	$(54	) (a)	$—	$—	$(240)	$5,851
Less: capital expenditures	(533)	—		—	—	(84)	(617)

Free cash flow	$5,612	$(54)		$—	$—	$(324)	$5,234

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 15 of 17
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	June 27,	September 27,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,541	$2,717
Marketable securities	7,427	8,352
Accounts receivable, net	798	700
Inventories	446	453
Deferred tax assets	213	149
Other current assets	189	199

Total current assets	11,614	12,570
Marketable securities	7,618	6,673
Deferred tax assets	1,774	843
Property, plant and equipment, net	2,382	2,387
Goodwill	1,476	1,492
Other intangible assets, net	3,040	3,065
Other assets	1,497	415

Total assets	$29,401	$27,445

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$640	$636
Payroll and other benefits related liabilities	433	480
Unearned revenues	601	441
Loan payable to banks	1,061	—
Income taxes payable	1,135	29
Other current liabilities	1,320	1,227

Total current liabilities	5,190	2,813
Unearned revenues	3,587	3,464
Other liabilities	738	852

Total liabilities	9,515	7,129

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at June 27, 2010 and September 27, 2009	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,609 and 1,669 shares issued and outstanding at June 27, 2010 and September 27, 2009, respectively	—	—
Paid-in capital	6,611	8,493
Retained earnings	12,746	11,235
Accumulated other comprehensive income	529	588

Total stockholders’ equity	19,886	20,316

Total liabilities and stockholders’ equity	$29,401	$27,445

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 16 of 17
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009

Revenues:
Equipment and services	$1,772	$1,862	$5,030	$4,698
Licensing and royalty fees	934	891	3,009	3,028

Total revenues	2,706	2,753	8,039	7,726

Operating expenses:
Cost of equipment and services revenues	905	864	2,529	2,357
Research and development	649	618	1,892	1,826
Selling, general and administrative	360	377	1,171	1,165
Litigation settlement, patent license and other related items	—	—	—	748

Total operating expenses	1,914	1,859	5,592	6,096

Operating income	792	894	2,447	1,630

Investment income (loss), net	179	90	541	(296)

Income before income taxes	971	984	2,988	1,334
Income tax expense	(204)	(247)	(606)	(544)

Net income	$767	$737	$2,382	$790

Basic earnings per common share	$0.47	$0.45	$1.44	$0.48

Diluted earnings per common share	$0.47	$0.44	$1.43	$0.47

Shares used in per share calculations:
Basic	1,629	1,656	1,654	1,653

Diluted	1,642	1,675	1,670	1,668

Dividends per share paid	$0.19	$0.17	$0.53	$0.49

Dividends per share announced	$0.19	$0.17	$0.53	$0.49

Qualcomm Announces Third Quarter Fiscal 2010 Results	Page 17 of 17
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Operating Activities:
Net income	$767	$737	$2,382	$790
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	166	154	495	460
Revenues related to non-monetary exchanges	(31)	(29)	(99)	(86)
Income tax provision in excess of income tax payments	86	56	80	222
Non-cash portion of share-based compensation expense	149	151	453	436
Incremental tax benefit from stock options exercised	(3)	(22)	(34)	(54)
Net realized gains on marketable securities and other investments	(92)	(90)	(274)	(57)
Impairment losses on marketable securities and other investments	29	116	102	717
Other items, net	(66)	(1)	(70)	(22)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(126)	(133)	(91)	2,691
Inventories	(45)	30	7	143
Other assets	(1)	13	(71)	(17)
Trade accounts payable	104	95	23	(8)
Payroll, benefits and other liabilities	78	27	(161)	737
Unearned revenues	(64)	(17)	241	(101)

Net cash provided by operating activities	951	1,087	2,983	5,851

Investing Activities:
Capital expenditures	(117)	(149)	(313)	(617)
Advance payment on spectrum	(1,064)	—	(1,064)	—
Purchases of available-for-sale securities	(2,569)	(2,201)	(7,049)	(6,497)
Proceeds from sale of available-for-sale securities	3,113	1,145	7,354	3,606
Cash received for partial settlement of investment receivables	—	32	33	349
Other investments and acquisitions, net of cash acquired	(17)	(7)	(45)	(47)
Change in collateral held under securities lending	—	—	—	173
Other items, net	85	—	88	6

Net cash used by investing activities	(569)	(1,180)	(996)	(3,027)

Financing Activities:
Borrowing under loan payable to banks	1,064	—	1,064	—
Proceeds from issuance of common stock	35	175	519	276
Incremental tax benefit from stock options exercised	3	22	34	54
Repurchase and retirement of common stock	(1,178)	—	(2,893)	(285)
Dividends paid	(309)	(282)	(872)	(810)
Change in obligations under securities lending	—	—	—	(173)
Other items, net	(1)	3	(2)	—

Net cash used by financing activities	(386)	(82)	(2,150)	(938)

Effect of exchange rate changes on cash	(8)	4	(13)	(5)

Net (decrease) increase in cash and cash equivalents	(12)	(171)	(176)	1,881
Cash and cash equivalents at beginning of period	2,553	3,892	2,717	1,840

Cash and cash equivalents at end of period	$2,541	$3,721	$2,541	$3,721